Exhibit 99.1
Kelly Reports
Third-Quarter 2026 Earnings

TROY, Mich. (November 5, 2026) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the third quarter of 2026.

•Q3 revenue of $0.9 billion, down 0.8% year-over-year, an improvement of 500 basis points (“bps”) versus the prior quarter; underlying revenue, which excludes previously disclosed discrete impacts, grew 2.3% year-over-year
•ETM underlying revenue grew 7.7% (2.4% reported) while SET underlying revenue decreased 0.8% (2.0% reported). The underlying performance for ETM and SET improved 460 bps and 220 bps versus the prior quarter, respectively
•Q3 operating earnings of $0.6 million; $6.1 million of operating earnings on an adjusted basis
•Adjusted EBITDA of $21.3 million and adjusted EBITDA margin of 2.3%, which expanded 50 bps on a year-over-year basis resulting from improved gross profit rate and continued SG&A discipline

Chris Layden, chief executive officer, said, “In the third quarter, we delivered results above the midpoint of our guidance, driven by meaningful progress on our growth and efficiency initiatives along with increasingly constructive demand trends. Year-over-year revenue improved sequentially for a third consecutive quarter, and we drove adjusted EBITDA margin expansion over the prior year period. Our performance reflects positive operational momentum across much of our portfolio, as ETM pivoted to positive year-over-year revenue growth in the quarter and SET delivered another quarter of sequential revenue improvement. We remain well positioned to capitalize on increasing demand while continuing to drive margin expansion and long-term value creation.”

Financial Results for the 13-week period ended September 27, 2026:

Revenue of $0.9 billion, a 0.8% decrease compared to the corresponding quarter of 2025 and an improvement of 500 bps versus the prior quarter. Discrete impacts associated with the previously disclosed reduced demand for U.S. federal government contractors in the SET segment and from three large commercial customers in the ETM segment totaled approximately 3.1%, resulting in an underlying revenue increase of approximately 2.3%. Underlying revenue performance includes overall growth from improved demand and new business in the ETM segment, including growth in staffing and each of the talent solutions specialties. Offsetting the growth were declines in SET, which showed continued sequential improvement, and Education segments. Within the SET segment, the Science and Engineering specialties grew year-over-year, while the Technology specialty continued to strengthen sequentially. The Education segment continues to be impacted by declines in demand primarily driven by reduced student enrollment in key markets.

Operating earnings of $0.6 million, compared to a loss of $102.1 million reported in the third quarter of 2025. Prior year operating loss reflected a non-cash goodwill impairment charge totaling $102.0 million. Adjusted operating earnings1 were $6.1 million in the third quarter of 2026 and $4.3 million in the third quarter of 2025. Adjusted EBITDA1 of $21.3 million, an increase of 29.1% versus the prior year period. Adjusted EBITDA margin of 2.3%, an increase of 50 bps versus the prior year, reflects 20 bps higher gross margin and volume-related and structural expense management actions including benefits from our acquisition integration and technology modernization efforts. ETM and SET showed year-over-year improvement in their adjusted EBITDA margin while Education was negative due to the school year seasonality. Both ETM and SET improved their adjusted EBITDA margins measurably versus the prior quarter.

Income tax expense of $1.2 million, compared to income tax expense of $46.4 million reported in the third quarter of 2025, with the change primarily driven by the valuation allowance and goodwill impairment charges in the prior year. On an adjusted basis1, income tax expense of $2.6 million, compared to income tax benefit of $3.8 million in the third quarter of 2025.

Loss per share was $0.05 compared to loss per share of $4.26 in the third quarter of 2025, and reflects the impact of the valuation allowance and goodwill impairment charges in the prior year. On an adjusted basis1, earnings per share was $0.07 in the third quarter of 2026 compared to $0.17 per share in the corresponding quarter of 2025.

Financial Results for the 39-week period ended September 27, 2026:

Revenue of $3.0 billion, a 6.1% decrease compared to the corresponding period in 2025. Discrete impacts associated with the reduced demand for U.S. federal government contractors in the SET segment and from three large commercial customers in the ETM segment totaled approximately 5.4%, resulting in an underlying revenue decline of approximately 0.7%. Underlying revenue performance includes overall growth from improved demand in the ETM segment, including growth in each of the talent solutions specialties, along with growth in the Telecom specialty and improved performance in the Science and Engineering specialties within the SET segment. Offsetting this growth was continued lower demand in the other specialties within the SET segment, largely the Technology specialty, along with a decline in the Education segment driven by delayed prior year contract decisions and declines in demand primarily driven by reduced student enrollment in key markets.

Operating earnings of $11.6 million, compared to a loss of $69.1 million reported over the same period in 2025. Prior year operating loss reflected a non-cash goodwill impairment charge totaling $102.0 million. Adjusted operating earnings1 were $29.5 million in the first nine months of 2026 and $51.0 million in the corresponding period of 2025. Adjusted EBITDA1 of $68.2 million, a decrease of 22.9% versus the prior year period. Adjusted EBITDA margin of 2.3%, a decrease of 50 bps, reflects near-term margin pressure in ETM, Education, and SET driven by lower gross margins and timing of revenue trends, partially offset by volume-related and structural expense management actions including benefits from our acquisition integration and technology modernization efforts.

Income tax expense of $3.4 million, compared to income tax expense of $49.1 million reported over the same period in 2025, with the change primarily driven by the valuation allowance and goodwill impairment charges in the prior year. On an adjusted basis1, income tax expense of $7.9 million, compared to income tax expense of $3.4 million in the corresponding period of 2025.

Earnings per share was $0.10, compared to loss per share of $3.56 in the same period of 2025, and reflects the impact of the valuation allowance and goodwill impairment charges in the prior year. On an adjusted basis1, earnings per share was $0.46 for the first nine months of 2026 compared to $1.10 per share in the corresponding period of 2025.

1 Adjusted measures represent non-GAAP financial measures. Refer to our reconciliation of non-GAAP financial measures to the most closely related GAAP measure included in this document.

Financial Outlook for Fiscal Fourth Quarter 2026

The Company’s financial outlook assumes no material change in the macroeconomic environment relative to the third quarter, and is consistent with the full year expectations set in February of this year. For the fourth quarter, expectations for revenue growth and adjusted EBITDA margin have been adjusted relative to our prior view largely due to the delayed return to growth in our Education business and near-term incremental demand pressure from one discrete ETM customer, and are as follows:

•Fourth Quarter of 2026 – Expect revenue to be flat to up 1% on a year-over-year basis and adjusted EBITDA margin expansion of 180 to 200 bps year-over-year resulting in a margin of 3.8% to 4.0%.
◦Outlook includes the impact of an extra fiscal week in the fourth quarter, which benefits revenue growth by approximately 3 points in the fourth quarter, but negatively impacts adjusted EBITDA.

•Full Year 2026 – On a full year basis, expect a mid-single digit total revenue decline and adjusted EBITDA margin of 2.6% to 2.7%, reflecting flat to 10 bps of year-over-year improvement.

Quarterly Cash Dividend and Share Repurchase Renewal and Extension:

Kelly also reported that on November 4, 2026, its board of directors declared a dividend of $0.075 per share. The dividend is payable on December 2, 2026 to stockholders of record as of the close of business on November 18, 2026.

On November 4, 2026, the board of directors approved the renewal and extension of the Company's share repurchase program without an expiration date, which authorized the repurchase of up to $50.0 million of Class A common stock. The new authorization is inclusive of the amount that remained available under the prior authorization, which was superseded and replaced.

In conjunction with its earnings release, Kelly has published a financial presentation and will host a live webcast of a conference call at 9 a.m. ET on November 5 to review the financial and operational results from the quarter. The presentation and a link to the live webcast will be accessible through the Company’s public website on the Investor Relations page under Events & Presentations. The webcast will be recorded, and a replay will be available within one hour of completion of the event through the same link as the live webcast.

Forward-Looking Statements:

This release contains statements that are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, competitive pressures and pricing, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependence on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect approximately 375,000 people with work every year. Our suite of outsourcing and consulting services and solutions ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2025 was $4.3 billion. Learn more at kellyservices.com.

KLYA-FIN
# # #

ANALYST & MEDIA CONTACT:
Scott Thomas
(248) 251-7264
scott.thomas@kellyservices.com

KELLY SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED SEPTEMBER 27, 2026 AND SEPTEMBER 28, 2025
(UNAUDITED)
(in millions, except per share data)

	2026	2025	Change		% Change(1)
Revenue from services	$927.2	$935.0	$(7.8)		(0.8)%
Cost of services	732.8	741.0	(8.2)		(1.1)
Gross profit	194.4	194.0	0.4		0.2
Selling, general and administrative expenses	193.6	194.4	(0.8)		(0.4)
Asset impairment charge	0.2	—	0.2		NM
Goodwill impairment charge	—	102.0	(102.0)		NM
Gain on sale of EMEA staffing operations	—	(0.3)	0.3		NM
Earnings (loss) from operations	0.6	(102.1)	102.7		NM
Other income (expense), net	(1.1)	(1.6)	0.5		31.3
Earnings (loss) before taxes	(0.5)	(103.7)	103.2		99.5
Income tax expense	1.2	46.4	(45.2)		(97.4)
Net earnings (loss)	$(1.7)	$(150.1)	$148.4		98.9%

Basic earnings (loss) per share	$(0.05)	$(4.26)	$4.21		98.8%
Diluted earnings (loss) per share	$(0.05)	$(4.26)	$4.21		98.8%

STATISTICS:
Permanent placement income (included in revenue from services)	$14.2	$11.7	$2.5		21.4%
Gross profit rate	21.0%	20.8%	0.2	pts.
Adjusted EBITDA	$21.3	$16.5	$4.8		29.1%
Adjusted EBITDA margin	2.3%	1.8%	0.5	pts.
Effective income tax rate	(235.5)%	(44.8)%	(190.7)	pts.

Average shares outstanding:
Basic	34.7	35.3
Diluted	34.7	35.3

(1) Reported percentage changes are computed based on millions. Prior year percent changes were computed based on actual amounts in thousands.

KELLY SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 39 WEEKS ENDED SEPTEMBER 27, 2026 AND SEPTEMBER 28, 2025
(UNAUDITED)
(in millions, except per share data)

	2026	2025	Change		% Change(1)
Revenue from services	$3,006.1	$3,201.7	$(195.6)		(6.1)%
Cost of services	2,403.3	2,545.7	(142.4)		(5.6)
Gross profit	602.8	656.0	(53.2)		(8.1)
Selling, general and administrative expenses	588.8	627.4	(38.6)		(6.2)
Asset impairment charge	2.4	—	2.4		NM
Goodwill impairment charge	—	102.0	(102.0)		NM
Gain on sale of EMEA staffing operations	—	(4.3)	4.3		NM
Earnings (loss) from operations	11.6	(69.1)	80.7		NM
Other income (expense), net	(4.4)	(7.1)	2.7		38.0
Earnings (loss) before taxes	7.2	(76.2)	83.4		NM
Income tax expense	3.4	49.1	(45.7)		(93.1)
Net earnings (loss)	$3.8	$(125.3)	$129.1		NM

Basic earnings (loss) per share	$0.10	$(3.56)	$3.66		NM
Diluted earnings (loss) per share	$0.10	$(3.56)	$3.66		NM

STATISTICS:
Permanent placement income (included in revenue from services)	$38.8	$38.0	$0.8		2.1%
Gross profit rate	20.1%	20.5%	(0.4)	pts.
Adjusted EBITDA	$68.2	$88.4	$(20.2)		(22.9)%
Adjusted EBITDA margin	2.3%	2.8%	(0.5)	pts.
Effective income tax rate	47.2%	(64.4)%	111.6	pts.

Average shares outstanding:
Basic	34.6	35.2
Diluted	35.1	35.2

(1) Reported percentage changes are computed based on millions. Prior year percent changes were computed based on actual amounts in thousands.

KELLY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in millions)

	September 27, 2026	December 28, 2025	September 28, 2025
Current Assets
Cash and equivalents	$22.2	$33.0	$30.1
Trade accounts receivable, less allowances of $10.8, $10.0 and $11.1, respectively	1,300.0	1,188.7	1,195.6
Prepaid expenses and other current assets	53.0	46.6	54.1
Total current assets	1,375.2	1,268.3	1,279.8

Noncurrent Assets
Property and equipment, net	17.6	20.5	22.1
Operating lease right-of-use assets	35.1	42.9	44.3
Deferred taxes	162.6	163.2	289.1
Retirement plan assets	297.3	289.7	285.8
Goodwill	202.1	202.1	202.1
Intangibles, net	200.3	226.2	233.6
Other assets	49.4	37.7	36.3
Total noncurrent assets	964.4	982.3	1,113.3
Total Assets	$2,339.6	$2,250.6	$2,393.1

Current Liabilities
Accounts payable and accrued liabilities	$670.8	$631.4	$604.5
Operating lease liabilities	10.5	12.3	12.3
Accrued payroll and related taxes	169.9	140.9	153.1
Accrued workers' compensation and other claims	20.8	20.9	18.8
Income and other taxes	16.9	16.3	17.8
Total current liabilities	888.9	821.8	806.5

Noncurrent Liabilities
Long-term debt	122.5	101.9	118.4
Operating lease liabilities	39.3	44.9	46.7
Accrued workers' compensation and other claims	34.0	34.2	33.5
Accrued retirement benefits	267.8	263.7	264.9
Other long-term liabilities	6.9	7.6	8.0
Total noncurrent liabilities	470.5	452.3	471.5
Commitments and contingencies

Stockholders' Equity
Common Stock	38.5	38.5	38.5
Treasury Stock	(55.1)	(63.7)	(54.9)
Paid-in capital	36.9	36.3	35.7
Earnings invested in the business	960.7	965.1	1,096.6
Accumulated other comprehensive income (loss)	(0.8)	0.3	(0.8)
Total stockholders' equity	980.2	976.5	1,115.1
Total Liabilities and Stockholders' Equity	$2,339.6	$2,250.6	$2,393.1

STATISTICS:
Working Capital	$486.3	$446.5	$473.3
Current Ratio	1.5	1.5	1.6
Debt-to-capital %	11.1%	9.4%	9.6%
Global Days Sales Outstanding	68	61	66
Year-to-Date Free Cash Flow	$(35.0)	$114.1	$87.2

KELLY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 39 WEEKS ENDED SEPTEMBER 27, 2026 AND SEPTEMBER 28, 2025
(UNAUDITED)
(in millions)

	2026	2025
Cash flows from operating activities:
Net earnings (loss)	$3.8	$(125.3)
Adjustments to reconcile net earnings to net cash from operating activities:
Asset impairment charge	2.4	—
Goodwill impairment charge	—	102.0
Deferred income taxes	0.5	41.3
Gain on sale of EMEA staffing operations	—	(4.3)
Depreciation and amortization	33.3	32.0
Operating lease asset amortization	7.6	8.1
Provision for credit losses and sales allowances	1.9	4.1
Stock-based compensation	10.1	9.8
Other, net	1.0	(0.1)
Changes in operating assets and liabilities
Accounts receivable	(124.5)	74.9
Other assets	(15.8)	3.5
Accounts payable	50.2	(27.0)
Other liabilities	(1.2)	(25.0)
Net cash from (used in) operating activities	(30.7)	94.0

Cash flows from investing activities:
Capital expenditures	(4.3)	(6.8)
Proceeds from sale of EMEA staffing operations, net of cash disposed	—	21.8
Proceeds from company-owned life insurance	13.7	1.6
Proceeds from sale of PersolKelly investment	—	6.4
Other investing activities	(0.2)	(1.1)
Net cash from investing activities	9.2	21.9

Cash flows from financing activities:
Proceeds from long-term debt	1,144.2	1,178.2
Payments on long-term debt	(1,123.6)	(1,299.2)
Dividend payments	(8.2)	(8.3)
Payments of tax withholding for stock awards	(1.9)	(1.9)
Other financing activities	(0.5)	(0.2)
Net cash from (used in) financing activities	10.0	(131.4)
Effect of exchange rates on cash, cash equivalents and restricted cash	0.1	5.3
Net change in cash, cash equivalents and restricted cash	(11.4)	(10.2)
Cash, cash equivalents and restricted cash at beginning of period	37.7	45.6
Cash, cash equivalents and restricted cash at end of period	$26.3	$35.4

KELLY SERVICES, INC.
SEGMENT INFORMATION
(UNAUDITED)
(in millions)

We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.

	Third Quarter
	2026	2025	% Change
Enterprise Talent Management
Revenue from services	$496.1	$484.5	2.4%
Gross profit	100.1	96.1	4.2
Adjusted SG&A expenses	84.5	87.4	(3.3)
Integration, realignment and restructuring charges(2)	0.6	—	NM
Total SG&A expenses	85.1	87.4	(2.6)
Business unit profit	15.0	8.7	72.4
Adjusted business unit profit	15.6	8.7	79.3
Gross profit rate	20.2%	19.8%	0.4	pts.

Science, Engineering & Technology
Revenue from services	$302.1	$308.3	(2.0)%
Gross profit	75.8	77.8	(2.6)
Adjusted SG&A expenses	55.9	57.7	(3.1)
Integration, realignment and restructuring charges(2)	0.7	0.1	NM
Total SG&A expenses	56.6	57.8	(2.1)
Asset impairment charge(5)	0.2	—	NM
Goodwill impairment charge(7)	—	102.0	NM
Business unit profit (loss)	19.0	(82.0)	NM
Adjusted business unit profit	19.9	20.1	(1.0)
Gross profit rate	25.1%	25.2%	(0.1)	pts.

Education
Revenue from services	$134.2	$143.3	(6.4)%
Gross profit	18.5	20.1	(8.0)
Adjusted SG&A expenses	24.3	24.4	(0.4)
Integration, realignment and restructuring charges(2)	0.2	0.1	100.0
Total SG&A expenses	24.5	24.5	—
Business unit profit (loss)	(6.0)	(4.4)	(36.4)
Adjusted business unit profit (loss)	(5.8)	(4.3)	(34.9)
Gross profit rate	13.8%	14.1%	(0.3)	pts.

KELLY SERVICES, INC.
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(in millions)

We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.

	September Year-to-Date
	2026	2025	% Change
Enterprise Talent Management
Revenue from services	$1,440.8	$1,530.0	(5.8)%
Gross profit	285.2	306.8	(7.0)
Adjusted SG&A expenses	260.1	277.4	(6.2)
Integration, realignment and restructuring charges(2)	0.6	3.8	(84.2)
Total SG&A expenses	260.7	281.2	(7.3)
Business unit profit	24.5	25.6	(4.3)
Adjusted business unit profit	25.1	29.4	(14.6)
Gross profit rate	19.8%	20.1%	(0.3)	pts.

Science, Engineering & Technology
Revenue from services	$892.9	$956.7	(6.7)%
Gross profit	224.1	243.8	(8.1)
Adjusted SG&A expenses	171.3	188.0	(8.9)
Integration, realignment and restructuring charges(2)	1.2	2.1	(42.9)
Total SG&A expenses	172.5	190.1	(9.3)
Asset impairment charge(5)	2.4	—	NM
Goodwill impairment charge(7)	—	102.0	NM
Business unit profit (loss)	49.2	(48.3)	NM
Adjusted business unit profit	52.8	55.8	(5.4)
Gross profit rate	25.1%	25.5%	(0.4)	pts.

Education
Revenue from services	$681.8	$717.6	(5.0)%
Gross profit	93.5	105.4	(11.3)
Adjusted SG&A expenses	76.2	76.7	(0.7)
Integration, realignment and restructuring charges(2)	0.3	0.2	50.0
Total SG&A expenses	76.5	76.9	(0.5)
Business unit profit	17.0	28.5	(40.4)
Adjusted business unit profit	17.3	28.7	(39.7)
Gross profit rate	13.7%	14.7%	(1.0)	pts.

KELLY SERVICES, INC.
REVENUE FROM SERVICES BY SERVICE TYPE
(UNAUDITED)
(in millions)

	Third Quarter 2026
	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total
Enterprise Talent Management	$243.8	$107.8	$142.0	$2.5	$496.1
Science, Engineering & Technology	169.9	121.8	—	10.4	302.1
Education	132.9	—	—	1.3	134.2
Total Segment Revenue	$546.6	$229.6	$142.0	$14.2	$932.4
Intersegment					(5.2)
Total Revenue from Services					$927.2

	Third Quarter 2025
	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total
Enterprise Talent Management	$246.7	$108.5	$127.2	$2.1	$484.5
Science, Engineering & Technology	195.2	104.3	—	8.8	308.3
Education	142.5	—	—	0.8	143.3
Total Segment Revenue	$584.4	$212.8	$127.2	$11.7	$936.1
Intersegment					(1.1)
Total Revenue from Services					$935.0

KELLY SERVICES, INC.
REVENUE FROM SERVICES BY SERVICE TYPE (continued)
(UNAUDITED)
(in millions)

	September Year-to-Date 2026
	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total
Enterprise Talent Management	$712.4	$324.2	$398.2	$6.0	$1,440.8
Science, Engineering & Technology	511.4	352.7	—	28.8	892.9
Education	677.8	—	—	4.0	681.8
Total Segment Revenue	$1,901.6	$676.9	$398.2	$38.8	$3,015.5
Intersegment					(9.4)
Total Revenue from Services					$3,006.1

	September Year-to-Date 2025
	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total
Enterprise Talent Management	$788.3	$362.5	$371.9	$7.3	$1,530.0
Science, Engineering & Technology	609.5	321.0	—	26.2	956.7
Education	713.1	—	—	4.5	717.6
Total Segment Revenue	$2,110.9	$683.5	$371.9	$38.0	$3,204.3
Intersegment					(2.6)
Total Revenue from Services					$3,201.7

KELLY SERVICES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(in millions, except per share data)

	Third Quarter		September Year-to-Date
Adjusted SG&A expenses:	2026	2025	2026	2025
As reported	$193.6	$194.4	$588.8	$627.4
Integration, realignment and restructuring charges(2)	(5.1)	(3.5)	(12.7)	(20.3)
Transaction costs(3)	(0.1)	(0.4)	(0.9)	(0.8)
Executive transition costs(4)	(0.1)	(0.8)	(1.9)	(1.3)
Adjusted SG&A expenses	$188.3	$189.7	$573.3	$605.0

	Third Quarter		September Year-to-Date
Adjusted earnings from operations:	2026	2025	2026	2025
As reported	$0.6	$(102.1)	$11.6	$(69.1)
Integration, realignment and restructuring charges(2)	5.1	3.5	12.7	20.3
Transaction costs(3)	0.1	0.4	0.9	0.8
Executive transition costs(4)	0.1	0.8	1.9	1.3
Asset impairment charge(5)	0.2	—	2.4	—
Gain on sale of EMEA staffing operations(6)	—	(0.3)	—	(4.3)
Goodwill impairment charge(7)	—	102.0	—	102.0
Adjusted earnings from operations	$6.1	$4.3	$29.5	$51.0

	Third Quarter		September Year-to-Date
Adjusted income tax expense:	2026	2025	2026	2025
Income tax expense	$1.2	$46.4	$3.4	$49.1
Taxes on integration, realignment and restructuring charges(2)	1.3	0.9	3.2	5.2
Taxes on transaction costs(3)	—	0.1	0.2	0.2
Taxes on executive transition costs(4)	—	0.2	0.5	0.3
Taxes on asset impairment charge(5)	0.1	—	0.6	—
Taxes on gain on sale of EMEA staffing operations(6)	—	(0.1)	—	(0.1)
Taxes on goodwill impairment charge(7)	—	18.4	—	18.4
Valuation allowance on deferred tax assets(8)	—	(69.7)	—	(69.7)
Adjusted income tax expense (benefit)	$2.6	$(3.8)	$7.9	$3.4

KELLY SERVICES, INC.
RECONCILIATION OF NON-GAAP MEASURES (continued)
(UNAUDITED)
(in millions, except per share data)

	Third Quarter		September Year-to-Date
Adjusted net earnings and earnings per share:	2026	2025	2026	2025
Net earnings (loss)	$(1.7)	$(150.1)	$3.8	$(125.3)
Integration, realignment and restructuring charges, net of taxes(2)	3.8	2.6	9.5	15.1
Transaction costs, net of taxes(3)	0.1	0.3	0.7	0.7
Executive transition costs, net of taxes(4)	0.1	0.6	1.4	1.0
Asset impairment charge, net of taxes(5)	0.1	—	1.8	—
Gain on sale of EMEA staffing operations, net of taxes(6)	—	(0.2)	—	(4.2)
Goodwill impairment charge, net of taxes(7)	—	83.6	—	83.6
Valuation allowance on deferred tax assets(8)	—	69.7	—	69.7
Adjusted net earnings	$2.4	$6.5	$17.2	$40.6

Diluted earnings (loss) per share	$(0.05)	$(4.26)	$0.10	$(3.56)
Adjusted diluted earnings per share	$0.07	$0.17	$0.46	$1.10

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year. Adjusted diluted earnings per share reflects the impact of potentially dilutive securities. Prior-year amounts have been recast to conform to the current-year presentation.

KELLY SERVICES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(in millions)

	Third Quarter		September Year-to-Date
Total Adjusted EBITDA:	2026	2025	2026	2025
Net earnings (loss)	$(1.7)	$(150.1)	$3.8	$(125.3)
Other (income) expense, net	1.1	1.6	4.4	7.0
Income tax expense	1.2	46.4	3.4	49.1
Depreciation and amortization(9)	15.2	12.6	38.7	37.9
EBITDA	15.8	(89.5)	50.3	(31.3)
Integration, realignment and restructuring charges(2)	5.1	3.1	12.7	19.8
Transaction costs(3)	0.1	0.4	0.9	0.9
Executive transition costs(4)	0.1	0.8	1.9	1.3
Asset impairment charge(5)	0.2	—	2.4	—
Gain on sale of EMEA staffing operations(6)	—	(0.3)	—	(4.3)
Goodwill impairment charge(7)	—	102.0	—	102.0
Adjusted EBITDA	$21.3	$16.5	$68.2	$88.4
Adjusted EBITDA margin	2.3%	1.8%	2.3%	2.8%

	Third Quarter 2026
Business Unit Adjusted EBITDA:	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$15.0	$19.0	$(6.0)
Integration, realignment and restructuring charges(2)	0.6	0.7	0.2
Asset impairment charge(5)	—	0.2	—
Adjusted EBITDA	$15.6	$19.9	$(5.8)
Adjusted EBITDA margin	3.1%	6.6%	(4.3)%

	Third Quarter 2025
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$8.7	$(82.0)	$(4.4)
Integration, realignment and restructuring charges(2)	—	0.1	0.1
Goodwill impairment charge(7)	—	102.0	—
Adjusted EBITDA	$8.7	$20.1	$(4.3)
Adjusted EBITDA margin	1.8%	6.5%	(3.0)%

KELLY SERVICES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

Business Unit Adjusted EBITDA (continued):
	September Year-to-Date 2026
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit	$24.5	$49.2	$17.0
Integration, realignment and restructuring charges(2)	0.6	1.2	0.3
Asset impairment charge(5)	—	2.4	—
Adjusted EBITDA	$25.1	$52.8	$17.3
Adjusted EBITDA margin	1.7%	5.9%	2.5%

	September Year-to-Date 2025
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$25.6	$(48.3)	$28.5
Integration, realignment and restructuring charges(2)	3.8	2.1	0.2
Goodwill impairment charge(7)	—	102.0	—
Adjusted EBITDA	$29.4	$55.8	$28.7
Adjusted EBITDA margin	1.9%	5.8%	4.0%

	September Year-to-Date
Free cash flows:	2026	2025
Net cash from (used in) operating activities	$(30.7)	$94.0
Capital expenditures	(4.3)	(6.8)
Free Cash Flow	$(35.0)	$87.2

KELLY SERVICES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management uses adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management has not provided a reconciliation of forward-looking adjusted EBITDA margin to the most directly comparable GAAP measure because certain reconciling items, as noted below, cannot be predicted or estimated without unreasonable efforts. These items could be material to the Company’s GAAP results. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

Management believes that the non-GAAP (U.S. Generally Accepted Accounting Principles) information excluding items such as integration, realignment and restructuring charges, transaction costs, executive transition costs, asset impairment charges, goodwill impairment charges, valuation allowance on deferred tax assets, and gain on the sale of our EMEA staffing operations are useful to understand the Company's fiscal 2026 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(2) Integration, realignment and restructuring charges in the third quarter and September year-to-date 2026 and 2025 reflect various initiatives aimed at integrating MRP and other prior acquisitions and further aligning processes and technology across the Company. Included in total integration and realignment costs is $0.4 million and $0.5 million of accelerated amortization within depreciation and amortization for the third quarter and September year-to-date 2025 periods, respectively. The costs incurred associated with these initiatives are summarized in the table below:

	Third Quarter		September Year-to-Date
	2026	2025	2026	2025
IT-related charges	$1.9	$2.1	$7.0	$9.1
Severance	1.3	—	1.8	6.5
Fees and other costs	1.9	1.4	3.9	4.7
Total integration, realignment and restructuring costs	$5.1	$3.5	$12.7	$20.3

(3) Transaction costs in 2026 primarily related to costs incurred in connection with our controlling shareholder change in the first quarter of 2026. Transaction costs in 2025 include costs incurred directly related to the sale of the EMEA staffing operations, which includes employee termination costs and transition costs.

(4) Executive transition costs in 2026 represent non-recurring expenses primarily associated with our segment leader changes in 2025 and 2026. Executive transition costs in 2025 represent expenses associated with our CEO transition in 2025.

(5) Asset impairment charges in the first quarter and third quarter of 2026 relate to certain right-of-use assets and reflect the Company’s ongoing realignment of its lease portfolio.

(6) Gain on sale of EMEA staffing operations is primarily the result of the Company receiving the remaining proceeds from working capital and other adjustments, which exceeded the recorded receivable, in the second quarter of 2025.

KELLY SERVICES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

(7) Goodwill impairment charge in third quarter 2025 is driven by reduced demand, integration of MRP and Softworld acquisitions and realignment of reporting units in the SET segment.

(8) Valuation allowance on deferred tax assets in third quarter 2025 was established against a portion of our work opportunity credit carryforwards due to cumulative losses in recent years.

(9) Represents total company depreciation and amortization of intangibles, including the amortization of hosted software.